Exhibit 2

Execution Version

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”), dated December 1, 2016 (the “Effective Date”), is entered into by and between AIM Midstream Holdings, LLC, a Delaware limited liability company (the “Seller”), and Busbar II, LLC, a Delaware limited liability company (the “Buyer”). Each of Seller and Buyer is referred to in this agreement as a “Party” and they are referred to collectively as the “Parties.”

R E C I T A L:

WHEREAS, the Seller wishes to sell, transfer and deliver to the Buyer, and Buyer wishes to purchase, upon the terms and subject to the conditions hereinafter set forth, 626,304 common units representing limited partner interests in American Midstream Partners, LP, a Delaware limited partnership (“AMID”) that are owned of record and beneficially by Seller (the “Units”).

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE OF UNITS

Section 1.1 Purchase and Sale. The Seller hereby sells, transfers and delivers to the Buyer, and the Buyer hereby purchases and accepts from the Seller, the Units free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, purchase rights, preemptive rights, rights of first offer or rights of first refusal, other than those set forth in the Fifth Amended and Restated Agreement of Limited Partnership of AMID, dated April 25, 2016 or arising under applicable securities laws.

Section 1.2 Purchase Price. The purchase price (the “Purchase Price”) to be paid by the Buyer for the Units shall be equal to the product of (i) 626,304 times (ii) the VWAP Price. For purposes of this Section 1.2, “VWAP Price” means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Unit on the principal national securities exchange on which the Units are then listed or admitted to trading for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date of this Agreement. The Purchase Price shall be delivered to the Seller by wire transfer of immediately available funds to the following account:

Bank Name:	Silicon Valley Bank
Account Name:	AIM Midstream Holdings, LLC
Account Number:	3300857097
Wire Routing Transit:	121140399

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer as of the date hereof:

Section 2.1 Organization. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 2.2 Authorization. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby are within the Seller’s limited liability company powers and have been duly authorized by all necessary limited liability company action on the part of the Seller.

Section 2.3 Noncontravention. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate in any material respect any law applicable to the Seller or (b) require of the Seller any filing with, consent, approval or authorization of, or any material notice to, any governmental authority.

Section 2.4 Title. The Seller has good, valid and marketable title to the Units, free and clear of any adverse claims of any other person or entity, including, without limitation, any mortgage, lien, pledge, charge, security interest, encumbrance, purchase right, preemptive right, right of first offer or right of first refusal, other than those set forth in the Fifth Amended and Restated Agreement of Limited Partnership of AMID, dated April 25, 2016, as amended and in effect on the date hereof, or arising under applicable securities laws.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller on the date hereof:

Section 3.1 Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2 Authorization. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the Buyer’s limited liability company powers and have been duly authorized by all necessary limited liability company action on the Buyer’s part.

Section 3.3 Noncontravention. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate in any material respect any law applicable to the Buyer or (b) require of the Buyer any filing with, consent, approval or authorization of, or any material notice to, any governmental authority.

Section 3.4 Purchase for Investment. The Buyer is purchasing the Units for investment for the Buyer’s own account and not with a view to, or for sale in connection with, any distribution thereof. The Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Units and is capable of bearing the economic risks of such investment.

ARTICLE IV.

FURTHER AGREEMENTS

Section 4.1 Information.

(a) Each Party has independently evaluated the merits and risks of the transactions contemplated by this Agreement based exclusively upon its own independent review and consultations with such investment, legal, tax, accounting and other advisers as such Party deemed necessary.

(b) No Party nor any of its affiliates, principals, stockholders, partners, employees or agents has (i) been requested to or has provided any other Party with any information or advice with respect to the Units nor is such information or advice necessary or desired or (ii) made or makes any representation as to AMID.

(c) Each Party acknowledges and understands that (i) each other Party and its affiliates possess material nonpublic information regarding AMID not known to the other Parties that may impact the value of the Units, including, without limitation (x) information received by principals and employees of each Party in their capacities of directors, officers significant unitholders or affiliates of AMID and its general partner, (y) information otherwise received from AMID and its affiliates on a confidential basis and (z) information received on a privileged basis from the attorneys and financial advisors representing AMID and its affiliates (collectively, the “Information”), and that no Party is disclosing the Information to any other Party. Each Party understands, based on its experience, the disadvantage to which each is subject due to the disparity of information among the Parties. Notwithstanding such disparity, each Party, on its own behalf, has deemed it appropriate to enter into this Agreement.

(d) Each Party agrees that no other Party nor its affiliates, principals, stockholders, partners, employees and agents shall have any liability to any other Party, its affiliates, principals, stockholders, partners, employees, agents, grantors and beneficiaries, whatsoever based upon the failure of another Party to disclose the Information.

(e) Each Party acknowledges that each other Party is relying on its representations, warranties, acknowledgments and agreements contained in this Agreement, including, without limitation this Section 4.1, as a condition to proceeding with the transactions contemplated hereby and that without such representations, warranties, acknowledgments and agreements, each Party would not enter into this Agreement or engage in the transactions contemplated hereby.

Section 4.2 Quarterly Distributions. The Buyer acknowledges and agrees that, prior to the consummation of the transactions contemplated by this Agreement, the Buyer is the holder of record of the Units and is entitled to the distribution in respect of such Units for the period ending September 30, 2016. The Seller acknowledges and agrees that the Seller shall not be entitled to any distribution in respect of the Units, or any portion thereof, for any period following September 30, 2016.

Section 4.3 Transfer to Buyer by Seller. Concurrently with the Closing, the Seller will take such action, including delivering the Instruction Letter attached hereto as Exhibit A, to AMID’s transfer agent to instruct such transfer agent to cause delivery of the Units (held in book entry by Seller) to the Buyer.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 5.3 Further Assurances. From and after the Effective Date, each Party shall execute such further documents and instruments, and take such further or other acts, as may be necessary to implement and carry out the intent of this Agreement.

Section 5.4 Survival. Except for the representations and warranties in Sections 2.2, 2.4, 3.2 and 3.4 and the terms of this Article V which shall survive for the applicable statute of limitations, none of the terms, covenants, representations or warranties in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

Section 5.5 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.7 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN WILMINGTON, DELAWARE OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 5.8 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.9 Entire Agreement. This Agreement (including the schedules and exhibits hereto) constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether written or oral.

Section 5.10 Damages Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE HEREUNDER TO ANY OTHER PARTY OR SUCH PARTY’S AFFILIATES FOR ANY (I) PUNITIVE OR EXEMPLARY DAMAGES OR (II) LOST PROFITS OR CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, EXCEPT IN THE CASE OF EACH OF THE FOREGOING CLAUSES (I) AND (II), TO THE EXTENT ANY SUCH LOST PROFITS OR DAMAGES ARE RECOVERED BY A THIRD PARTY IN ANY ACTION BY SUCH THIRD PARTY AGAINST SUCH INDEMNIFIED PARTY FOR WHICH IT IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT..

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have caused this Unit Purchase Agreement to be duly executed as of the date first above written.

SELLER:

AIM MIDSTREAM HOLDINGS, LLC a Delaware limited liability company

By: AIM Universal Holdings, LLC, its Manager

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Manager

[UNIT PURCHASE AGREEMENT]

BUYER:

BUSBAR II, LLC a Delaware limited liability company

By:	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

[UNIT PURCHASE AGREEMENT]